UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May 8, 2020

AMERICAN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-55456	46-3914127
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12115 Visionary Way, Suite 174, Fishers Indiana, 46038
 (Address of principal executive offices)

(317) 855-9926
(Registrant’s telephone number, including area code)
________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

[ ]
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

On May 8, 2020, American Resources Corporation (or the “Company”) entered into a Settlement, Rescission, and Mutual Release Agreement with Empire Coal Holdings LLC and two individuals, whereby the Company sold Empire Kentucky Land, Inc (“Empire Kentucky Land”) back to its original owners for the consideration of the return of Two Million (2,000,000) Class A Common Shares of the Company held by the counterparties and the complete extinguishment of a promissory note in the amount of Two Million Dollars ($2,000,000.00) that was payable by the Company. Empire Kentucky Land primarily owns mineral and surface land around Phelps, Kentucky.

Item 8.01   Other Events

On May 13, 2020, American Resources Corporation (or the “Company”) issued a press release announcing the divestiture of the idle surface and mineral acres back to the parties the assets were purchased from in February, 2019 given the assets were outside of the Company’s strategic five-year business plan.

The information presented in Item 8.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibits are attached hereto and filed herewith.

ExhibitNo.	Description
99.1	Settlement, Rescission, and Mutual Release Agreement
99.2	Press Release Dated May 13, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Resources Corporation

Date: May 14, 2019	By:	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer